Exhibit 16

Elfun Tax Exempt Fund 30 Day SEC Yield Calculation

SEC Yield = 2 ((((A-B)/(C-D)+1)^6)-1)

Where:

A    = Dividends and Interest earned during the period

B    = Expenses accrued for the period

C    = Average  daily number of shares  outstanding  during the period that were entitled to dividends

D    = Offering price per unit on the last day of the period

The calculation below is based on the 30 day period ending December 31, 1996.

    2(((     5970304 -   138690 )/(  111743208 * 11.65)+1)^6)-1)
    =              5.44%

                Elfun Tax Exempt Fund - Equivalent Taxable Yield

The equivalent taxable yield of the Tax Exempt Fund demonstrates the yield on a taxble investment necessary to provide an after tax yield equal to the Fund's tax exempt yield.

Calculation: Divide the portion of the yield that is tax exempt by 1 minus the effective tax rate and add that product to the portion of the yield that is taxable


Input Fields A, B, C, F                                           Fund
                                                                  Level
--------------------------------------------------------------------------------
A) Total Income                                                 72,785,950

B) Total Taxable Income                                          2,242,475

C) Total Tax Exempt                                             70,543,475

D) Tax Exempt Percentage                                             96.92%

E) Taxable Percentage                                                 3.08%

F) SEC Yield                                                          5.44%

G) Portion of SEC Yield that is Tax Exempt = D * F                    5.27%

H) Portion of SEC Yield that is Taxable = E * F                       0.17%

I) 1- Effective Tax Rate (1-.396)                                    60.40%

J) Tax Equivalent Yield for Tax Exempt Portion = G / I                8.73%

K) Tax Equivalent Yield for Taxable Portion = H                       0.17%

L) Total Tax Equivalent Yield = J + K                                 8.90%
--------------------------------------------------------------------------------

                              Elfun Tax Exempt Fund
                Total Return for Fiscal Year Ended December 1996

------------------------------------------------------------------------------------------------------------------------------------
   A           B           C           D          E       F            G             H          I           J          K        L
                        Capital                                  Capital Gains    Income                            Current
           Income per    Gains     Reinvest.    Unit    Income       Units         Units      Total      Account     Month     YTD
 Period       Unit       Unit        Value      Value   Earned     Purchased     Purchased    Units       Value     Return    Return
------------------------------------------------------------------------------------------------------------------------------------
 Dec-95                                        11.91                                         1000.000    11910.00
 Jan-96      0.0550                 11.83      11.93    55.000       0.000         4.610     1004.610    11985.00     0.63%    0.63%
 Feb-96      0.0515                 11.79      11.73    51.737       0.000         4.411     1009.021    11835.82    -1.24%   -0.62%
 Mar-96      0.0552                 11.55      11.50    55.698       0.000         4.843     1013.864    11659.44    -1.49%   -2.10%
 Apr-96      0.0545                 11.45      11.42    55.256       0.000         4.838     1018.703    11633.58    -0.22%   -2.32%
 May-96      0.0559                 11.48      11.38    56.945       0.000         5.004     1023.707    11649.78     0.14%   -2.18%
 Jun-96      0.0540                 11.35      11.43    55.280       0.000         4.836     1028.543    11756.25     0.91%   -1.29%
 Jul-96      0.0556                 11.46      11.49    57.187       0.000         4.977     1033.520    11875.15     1.01%   -0.29%
 Aug-96      0.0558                 11.52      11.41    57.670       0.000         5.054     1038.575    11850.14    -0.21%   -0.50%
 Sep-96      0.0542      0.02174    11.47      11.52    56.315      22.579         6.848     1045.423    12043.27     1.63%    1.12%
 Oct-96      0.0557                 11.53      11.60    58.230       0.000         5.020     1050.443    12185.14     1.18%    2.31%
 Nov-96      0.0539                 11.72      11.76    56.619       0.000         4.815     1055.257    12409.83     1.84%    4.20%
 Dec-96      0.0559      0.0266     11.61      11.61    58.936      28.433         7.525     1062.783    12338.91    -0.57%    3.60%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Annual return for one year equals:

    (Ending Account Value - Beginning Account Value)/Beginning Account Value

--------------------------------------------------------------------------------

              1)  Input numbers for columns  A,B,C,D,E
                  A = Month - Year
                  B = Income per unit
                  C = Capital  Gains  per  unit
                  D = Capital Gain Reinvestment NAV
                  E = NAV per unit at Month End

              2)  F = I^ * B, where I^ is from prior month

              3)  G = I^ *C/D, where I^ is from prior month

              4)  H = F/E

              5)  I = I^ + H, where I^ is from prior month

              6)  J = E/I

              7)  K = (J-J^)/J^, where J^ is from prior month

              8)  L = ((L^ + 1)*(K + 1))-1, where L^ is from prior month

Elfun Tax Exempt

The three, five, and ten year returns are average annual compounded rates of return.

Rates are calculated using the following geometric return formula:

Geometric  Return = { (1+R1) x (1+R2) x (1+R3)......x  (1+RN) } ^ (1/M) -1
where
R1, R2, R3....RN = Rate of return for periods 1,2,3 through N

N = Number of periods

M = Number of years that comprise N periods

Three Year Average Return 1994-1996
-----------------------------------
The three year average annual rate of return is calculated as follows:

                                        1994       1995       1996
    0.046265416 = 1.145^(1/3) -1 =  {(1+ -0.058)x(1+ 0.173)x(1+ 0.036)}^(1/3)-1
=   4.63% rounded

Five Year Annual Return 1992-1996
---------------------------------
The five year average annual rate of return is calculated as follows:

                                        1992       1993        1994       1995       1996
    0.068574408 = 1.393^(1/5) -1 = {(1+ 0.085)x(1+ 0.121)x(1+ -0.058)x(1+ 0.173)x(1+ 0.036)}^(1/5)-1
=   6.86% rounded

Ten Year Annual Return 1987-1996
--------------------------------
The ten year average annual rate of return is calculated as follows:

                                        1987       1988       1989       1990       1991
   0.074356313 = 2.049^(1/10) -1 = {(1+ 0.003)x(1+ 0.131)x(1+ 0.092)x(1+ 0.060)x(1+ 0.121)x


                                      1992       1993        1994       1995       1996
                                  (1+ 0.085)x(1+ 0.121)x(1+ -0.058)x(1+ 0.173)x(1+ 0.036)}^(1/10)-1

=  7.44% rounded